EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of April 23, 1998 by and between Fairfax Group, Inc., a Nevada corporation (the "Company"), and
Ernest L. Porter ("Employee").

     WHEREAS, the availability of Employee's services is regarded by the Company as vitally important to its corporate growth and success, and

     WHEREAS, Employee desires to formalize his employment with the Company and to maximize the security of his position, and

     WHEREAS, the Company and Employee desire to enter into an employment agreement which will set forth the terms and conditions upon which Employee shall be employed by the Company and upon which the Company shall compensate Employee.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties have agreed, and do hereby agree, as follows:

Section 1: Employment.

     The Company employs Employee and Employee accepts employment upon the terms and conditions set forth.

Section 2: Term.

     Subject to the provisions for termination as provided in
Section 9 hereof, the term of this agreement shall begin on April
23, 1998, and shall terminate on at the will of either the Company and or the Employee upon 30 days written notice.

Section 3: Compensation.

     For all services rendered by Employee under this agreement, the Company shall pay Employee an annual base salary, to be determined by its board of directors (the "Board"), but in no event shall the annual salary be less than $30,000 per year, payable in equal monthly installments on the first day of each month. The Board shall meet at least annually for the purpose of determining Employee's annual base salary based on the then apparent value of his services.

Section 4: Duties.

     Employee shall serve as President and Chief Executive Officer of the Company, and shall assume other duties as the Board may assign. In these capacities, Employee shall be responsible for managing and overseeing the Company's day to day operations. The services to be performed by Employee may be extended or curtailed from time to time at the direction of the Board. As of the date of execution of this agreement, Employee is serving as a director of the Company and Employee agrees to continue to serve in that capacity without compensation. Nothing, however, shall be construed as requiring the Company or any other person to cause the continuation, election, or appointment of Employee as a director, or as any specific officer.

Section 5: Extent of Services.

     It is recognized by the Company that Employee now engages in businesses other than the Company's business, and nothing in this agreement shall be construed to limit Employee's freedom to continue to engage in such other businesses. It is agreed, however, that Employee will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company.

Section 6: Expenses.

     Employee is authorized to incur reasonable expenses on behalf of the Company in performing his duties, including expenses for general administration of the Company's office, travel, transportation, entertainment, gifts and similar items, which expenses shall be paid by the Company.

Section 7: Vacations.

     Employee shall be entitled each year to a vacation of Twenty
(20) weekdays, no two of which need be consecutive, during which time compensation shall be paid in full.

Section 8: Intentionally Left Blank.

Section 9: Termination.

     Employee's employment hereunder shall automatically terminate upon (i) his death; (ii) Employee's voluntarily leaving the employ of the Company; (iii) the Company's discretion with or without cause.

Section 10: Confidential Information.

     The Employee agrees not to divulge, furnish or make available to anyone (other than in the regular course of business of the Company) any knowledge or information with respect to confidential or secret methods, processes, plans or materials of the Company or with respect to any other confidential or secret aspect of the Company's activities.


Section 11: Intentionally Left Blank.


Section 12: Notices.

     Any notice required or permitted to be given to Employee pursuant to this Agreement shall be sufficiently given if hand delivered or sent to Employee by certified mail, return receipt requested, addressed to him at the following address:

6758 North Military Trail
Suite 303
West Palm Beach, Florida 33407

or at such other address as he shall designate by notice to the Company, and any notice required or permitted to be given to the Company pursuant to this Agreement shall be sufficiently given if hand delivered or sent to the Company by certified mail, return receipt requested, addressed to it at 6758 North Military Trail, Suite 303, West Palm Beach, Florida 33407, or at such other address as the Company shall designate by notice to the Employee.

Section 13: Waiver of Breach.

     The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way effect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not embodied therein.

Section 14: Assignment.

     This Agreement, as it relates to the employment of Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding Company's common stock, or all or substantially all of the assets, of the Company.

Section 15: Entire Agreement.

     This Agreement constitutes the entire agreement between the parties and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.


Section 16: Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely in Florida.

Section 17: Arbitration.

     Any controversy or claim arising out of, or relating to, this Agreement or its breach, shall be settled by arbitration in accordance with the governing rules of the American Arbitration
Association at the time of the arbitration. Judgment upon the award rendered may be entered in any court of competent jurisdiction.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 23 day of April, 1998.

WITNESS:                            FAIRFAX GROUP, INC.


_________________________           By: /s/ Ernest L. Porter
                                        Ernest L. Porter, President



WITNESS:                            Employee


_________________________           /s/ Ernest L. Porter
                                    Ernest L. Porter


















                ADDENDUM TO EMPLOYMENT AGREEMENT

     ADDENDUM TO EMPLOYMENT AGREEMENT dated as of September 8,
1998, by and between by and between Fairfax Group, Inc., a Florida corporation (f/k/a/ Fairfax Group, Inc., a Nevada corporation)
(the "Company"), and Ernest L. Porter ("Employee").

     WHEREAS, on April 23, 1998 Employee formalized his employment with the Company pursuant to that Employment Agreement dated April 23, 1998 between Employee and the Company (the "Employment
Agreement");

     WHEREAS, since the date of the Employment Agreement a corporate reorganization has occurred with respect to the Company, in that the corporation known as Fairfax Group, Inc., a Nevada corporation disappeared pursuant to a merger between Fairfax Group, Inc., a Nevada corporation and Fairfax Group, Inc., a Florida corporation, whereby the Company is now known as Fairfax Group, Inc., a Florida corporation ; and

     WHEREAS, the continued availability of Employee's services is regarded by the Company as vitally important to its corporate growth and success, and

     WHEREAS, the Company and Employee desire to maintain the Employment Agreement in full force and effect so that the corporate reorganization shall not alter or amend any of the terms or conditions of the Employment Agreement.

     NOW, THEREFORE, the Company and Employee hereby agree that for consideration which is hereby received and acknowledged, the Employment Agreement shall be maintained in full force and effect without altering or amending any of the terms or conditions of the Employment Agreement.

The undersigned have executed this Agreement as of the 8th day of September, 1998.

                                        FAIRFAX GROUP, INC.


                                        By: /s/ Ernest L. Porter
                                           Ernest L. Porter, President


                                        Employee


                                        /s/ Ernest L. Porter
                                        Ernest L. Porter